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                                                                     EXHIBIT (J)

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated February 16, 2006, with respect to the financial statements of the State Street Equity 500 Index Portfolio and State Street Money Market Portfolio included in their respective Annual Reports dated December 31, 2005 that are incorporated by reference into this Post-Effective Amendment No. 7 to the Registration Statement (Form N-1A, No. 811-09599) of State Street Master Funds.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2006